UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 8, 2010

Date of Report (date of earliest event reported):

THE HERSHEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive Hershey, Pennsylvania	17033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 8, 2010, The Hershey Company (the “Registrant”) entered into a Pricing Agreement (the “Pricing Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule I to the Pricing Agreement (the “Underwriters”), pursuant to which the Registrant has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Registrant, $350,000,000 aggregate principal amount of 4.125% Notes due December 1, 2020 (the “Notes”). The Pricing Agreement incorporates by reference the terms and conditions of the Underwriting Agreement, dated December 8, 2010 (the “Underwriting Agreement”), between the Registrant and, as to the issuance and sale of the Notes, the Underwriters. The Registrant is offering and selling the Notes under the Registrant’s Registration Statement on Form S-3 (File No. 333-159246), which Registration Statement relates to the offer and sale on a delayed basis from time to time of an indeterminate amount of the Registrant’s debt securities. The Registrant intends to use the net proceeds of the offering to fund its previously announced cash tender offer for any and all of its $150 million outstanding 6.95% Notes due 2012 (the “2012 Notes”) and to pay related fees and expenses. All remaining proceeds from the offering not used to purchase the 2012 Notes or to pay related fees and expenses will be used for general corporate purposes.

The foregoing descriptions of the Pricing Agreement and the Underwriting Agreement are qualified by reference to the respective agreements, copies of which are attached hereto as Exhibit 1.1 and 1.2, respectively, and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Registrant’s Prospectus Supplement dated December 8, 2010, which was filed with the Securities and Exchange Commission on December 9, 2010.

In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Registrant and its affiliates for which they have in the past received, and may in the future receive, customary fees. Affiliates of certain of the Underwriters are lenders under the Registrant’s existing credit agreement. In addition, certain representatives of the Underwriters are serving as dealer managers in connection with the tender offer described above.

Item 8.01	Other Events.

Offering of Notes

On December 8, 2010, the Registrant issued a press release announcing the offering of Notes due 2020 in a public offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Tender Offer for 6.95% Notes

On December 8, 2010, the Registrant issued a press release stating that it has commenced a tender offer to purchase for cash any and all of its $150,000,000 outstanding principal amount of 2012 Notes. This Current Report on Form 8-K is not an offer to purchase or a solicitation of an offer to sell any of the 2012 Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Pricing of Notes Due 2020

On December 8, 2010, the Registrant issued a press release announcing the pricing of the Notes due 2020 in a public offering. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Pricing Agreement, dated December 8, 2010, between the Registrant and the Underwriters

1.2	Underwriting Agreement, dated December 8, 2010, between the Registrant and, as to the issuance and sale of the Notes, the Underwriters

99.1	Press Release dated December 8, 2010 announcing a notes offering

99.2	Press Release dated December 8, 2010 announcing a cash tender offer for 6.95% notes due 2012

99.3	Press Release dated December 8, 2010 announcing the pricing of notes due 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2010

THE HERSHEY COMPANY
(Registrant)

By:	/S/ BURTON H. SNYDER
Burton H. Snyder
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Pricing Agreement, dated December 8, 2010, between the Registrant and the Underwriters

1.2	Underwriting Agreement, dated December 8, 2010, between the Registrant and, as to the issuance and sale of the Notes, the Underwriters

99.1	Press Release dated December 8, 2010 announcing a notes offering

99.2	Press Release dated December 8, 2010 announcing a cash tender offer for 6.95% notes due 2012

99.3	Press Release dated December 8, 2010 announcing the pricing of notes due 2020

4